BROOKHAVEN APARTMENTS PARTNERSHIP,
A LOUISIANA PARTNERSHIP IN COMMENDAM

CERTIFICATION AND AGREEMENT


    CERTIFICATION AND AGREEMENT made as of February 1, 1997 by and among Brookhaven Apartments Partnership, A Louisiana Partnership In Commendam (the "Operating Partnership"); Community Support Programs, Inc., a Louisiana non-profit corporation (the "Managing General Partner"); M. Riemer Calhoun (the "Fiscal Partner"); and T.F. Management, Inc. (the "Original Limited Partner") for the benefit of Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership (specifically Series 26 thereof) (the "Investment Partnership"), BCTC 94, Inc., Peabody & Brown and certain other Persons described herein.

    WHEREAS, the Operating Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an the Second Amended and Restated Articles of Partnership In Commendam of the Operating Partnership dated as of February 1, 1997 (the "Operating Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Operating Partnership;

    WHEREAS, the Investment Partnership and Investment General Partner have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Operating Partnership; and

    WHEREAS, Peabody & Brown, as counsel for the Investment Partnership, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

    NOW, THEREFORE, to induce the Investment Partnership to enter into the Operating Partnership Agreement and become a limited partner of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership, the Operating General Partners and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership, Investment General Partner, Peabody & Brown and certain other persons hereinafter described.

    1. Representations, Warranties and Covenants of the Operating Partnership, the Operating General Partners and the Original
Limited Partner

    The Operating Partnership, the Operating General Partners and the Original Limited Partner jointly and severally represent, warrant and certify to the Investment Partnership, Investment General Partner and Peabody & Brown that, with respect to the Operating Partnership, as of the date hereof:

    A. The Operating Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Operating Partnership, the Operating General Partners and the Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the Operating General Partners and the Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agree-ment, indenture or instrument by which the Operating Partnership or any Operating General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or any Operating General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the Operating General Partners and the Original Limited Partner, enforceable against each of them in accordance with its terms.

    B. The Operating General Partners have delivered to the Investment Partnership, Investment General Partner or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnership, Investment General Partner or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The financial statements for the Fiscal Partner and his affiliates previously delivered fairly present the financial condition of such parties as of the dates of said financial statements and since the date of such financial statements there has been no material adverse change in the financial position of any of the Fiscal Partner or such affiliates. The estimates of occupancy rates, operating expenses, cash flow, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partners.

    C. As of the date hereof, each of the representations contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the Operating General Partners and the Original Limited Partner and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

    D. Each of the representations and warranties contained in the Operating Partnership Agreement is true and correct as of the date hereof.

    E. Each of the covenants and agreements of the Operating Partnership and the Operating General Partners contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

    F. All conditions to admission of the Investment Partnership as the investment limited partner of the Operating Partnership contained in the Operating Partnership Agreement have been satisfied.

    G. No default has occurred and is continuing under the Operating Partnership Agreement or any of the Project Documents (as said term is defined in the Operating Partnership Agreement) for the Operating Partnership.

    H. No person or entity other than the Operating Partnership holds any equity interest in the Apartment Complex.

    I. The Operating Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

    J. The Operating Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

    K. No person or entity except the Operating Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

    L. No Operating General Partner is related in any manner to the Investment Partnership, nor is any Operating General Partner acting as an agent of the Investment Partnership.

    M. The Apartment Complex contains no substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor any Operating General Partner or Original Limited Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

    N. The fair market value of the Apartment Complex exceeds the total amount of indebtedness encumbering the Apartment Complex and is expected to continue to do so throughout the term of such indebtedness.

    O. The Apartment Complex is not in violation of any State or local health or building code or regulation.

    P. 1996 low-income housing tax credit authorization in the amount of at least $123,983 per annum for the Property has been obtained by the Partnership from the tax credit agency of the State of Louisiana and is in full force and effect.

    Q. The Partnership has validly elected under Section 42(b)(2)(A)(ii) of the Code to lock in a credit percentage of 8.48% with respect to the qualified basis of the Property.

    R. All 35 dwelling units in the Property will be leased to persons who satisfy the income restrictions under Section 42(g)(1) of the Code at rents satisfying the rent restrictions of Section 42(g)(2) of the Code.

    S. All qualified low income dwelling units in the Property will be occupied by tenants under leases with terms of not less than six months.

    T. All rental units in the Property are of equal quality with comparable amenities available to low-income tenants on a comparable basis without separate fees.

    U.   The Apartment Complex does not receive assistance under the HUD
Section 8 Moderate Rehabilitation Program.

    V. The Operating General Partners agree to take all actions necessary to claim the Projected Credit, including, without limitation, the filing of Form(s) 8609 with the Internal Revenue Service.

    W. As of December 31, 1996, the Operating Partnership owned the Apartment Complex and had a basis in the Apartment Complex equal to at least 10% of its anticipated basis in the Apartment Complex as of December 31, 1998, and all buildings in the Apartment Complex will be placed in service for purposes of Section 42 of the Code not later than December 31, 1998.

    X. The allocation of 1996 low income housing tax credit to the Property was not made pursuant to the "nonprofit set aside" provisions of
Section 42 of the Code.

    Y.   A "qualified nonprofit organization" as defined in
Section 42(h)(5)(C) of the Code will own an interest in and materially participate in the development and operation of the Project throughout the compliance period for purposes of Section 42(h)(5) of the Code.

    2.   Indemnification

    A. The Fiscal Partner (for purposes of this Section 2.A, the "Indemnifying Party") agree to indemnify and hold harmless the Investment Partnership, Investment General Partner (for purposes of this Section 2.A, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by the Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Party may otherwise have.

    B. No Indemnifying Party shall be liable under the indemnity agreements contained in Section 2.A unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.A. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrange-ments satisfactory to any other Indemnifying Party or parties similarly noti-fied, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

    3.   Miscellaneous

    A. This Certification and Agreement is made solely for the benefit of the Operating Partnership, the Operating General Partners, the Original Limited Partner, Investment General Partner, Peabody & Brown and the Investment Partnership (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

    B. This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

    C. Terms defined in the Operating Partnership Agreement and used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership Agreement.



    IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP:        BROOKHAVEN APARTMENTS PARTNERSHIP,
                             A LOUISIANA PARTNERSHIP IN COMMENDAM

                             By:  Community Support Programs, Inc.
                                  Its: Managing General Partner

                                  By:  ______________________

                                  __/s/ M. Riemer Calhoun, Jr.___________
                                  M. RIEMER CALHOUN, JR.


                             ___________________________________________

MANAGING GENERAL               COMMUNITY SUPPORT PROGRAMS, INC.
PARTNER:
                                By:    ______________________


FISCAL PARTNER AND
INDEMNIFYING PARTY:


                             ___/s/ M. Riemer Calhoun, Jr._____________
                             M. RIEMER CALHOUN, JR.

WITHDRAWING ORIGINAL            T.F. MANAGEMENT, INC.
LIMITED PARTNER:

                             By:__/s/ M. Riemer Calhoun, Jr.____________
                                   M. Riemer Calhoun, Jr.
                                  Its: President


                             ___________________________________________



Exhibit A

BROOKHAVEN APARTMENTS PARTNERSHIP,
A LOUISIANA PARTNERSHIP IN COMMENDAM

FACT SHEET


Sources and Uses

A.  Sources:
   Permanent First Mortgage         $471,650
   Permanent Second
            Mortgage                       $535,650
   LIHTC Equity                     $761,008
   General Partner Equity           $    100
                                  $1,768,408
                                    ======

B.  Uses:
         Total Construction Costs       $1,200,000
         Architectural Fees             $   40,000
         Survey & Engineering           $    9,000
         Financing Costs & Loan Fees    $   12,500
         Interest During Construction   $   30,000
         Legal/Accounting               $   11,000
         Taxes during Construction      $    3,000
         Land Cost or Value             $   53,000
         Builder's Overhead             $   40,200
         Performance Bond Premium       $   10,000
         Construction Insurance         $    3,000
          Operating Reserve              $   15,000
         Title & Recording              $   15,000
         Environmental & Appraisal      $    3,000
         Rent-up Reserve                $   15,000
         Taxes/Insurance Escrow         $   20,000
   Construction and Development Fee$ 221,900
         Developer's Overhead           $   66,808
                                  $1,768,408
                                    ======

Construction Financing

A.  Lender:                 Bank One Louisiana
B.  Mortgage Amount:        $1,091,650
         i.   Note Date:           September 7, 1996
         ii.  Interest Rate:      8.25%
         iii. Term:              Due April 30, 1997

Permanent Financing

A.       Lender (First Mortgage): Bank One Louisiana
B.       Mortgage Amount:         $471,650
         i.   Note Date:            (not yet closed)
         ii.  Interest Rate:       8.25% (adjusted)
         iii. Term:               15 years
         iv.  Amortization:        180 installments

A.       Lender (Second Mortgage):City of Shreveport
B.       Mortgage Amount:         $535,650
         i.   Note Date:            (not yet closed)
         ii.  Interest Rate:       4%
         iii. Term:               15 years

Total Construction Costs:    $1,200,000

Construction Commencement    September 1996

Construction Completion      February 1997

Eligible Basis               $1,539,644

Qualified Basis              $1,539,644

Capital Contribution
Managing General Partner:    $50
Fiscal Partner:              $50

Type of Credit:              new construction

Rent-up Schedule:            100% occupancy by February 1997

Projected Credit to the
Investment Partnership (99%):$1,227,430

Total Projected Credit to the
Operating Partnership (100%):$1,239,830

Tax Credit Approval:
A.  Application
    i.    Filing Date:          9/20/95
      ii:     Credit Amount
              Requested:            $121,566

B.  Reservation
    i.    Date:                 11/15/95
      ii.     Credit Amount
              Reserved:             $123,983

C.  Carryover Allocation
    i.    Date:                  March 15, 1995
      ii.     Credit Amount
              Allocated:             $123,983

Apartment Complex
A.  Name:                      Brookhaven Apartments
B.  Address:                   Shreveport, Louisiana
C.  Type of Project            Family

Area Median Income:           $32,400 (1996)

Type of Apartments:

                        Basic Rent   Util. Allow    Total Rent

12 one-bedroom             $263          $40         $303
2 two-bedroom              $315          $50         $365
18 two-bedroom             $385          $50         $435
3 three-bedroom            $430          $60         $490

Number of Units  Receiving Rental Assistance:     -0-

Annual Operating Expenses (1998):              $68,245

Replace Reserve Account:
A.  Annual:                                      $7,000
B.  Required Total Accumulation:                $70,000

Operating Reserve Account:                         -0-

Amount of Annual Reporting Fee to
Boston Capital:                                 $1,750

Amount of Annual Partnership
Management Fee:                                 $1,750

Total Capital Contribution of
Investment Partnership:                       $761,008

Schedule of Capital Contributions:

A.  $418,554 on the latest to occur of:
      i. Tax Credit Set-Aside;
      ii.     Admission Date;
      iii.    Construction Loan Closing; and
    iv.  Permanent Mortgage Loan Commitment.

B.  $190,252 on the latest to occur of:
    i.   Completion;
      ii.     State Designation;
      iii.    Cost Certification;
      iv.     Updated title policy;
      v. Payoff letter from general contractor;
      vi.     Estoppel letter from Construction Lender; and
      vii.    Carryover Certification.

C.  $114,151 on the latest to occur of:
    i.   the Initial 100% Occupancy Date;
    ii.  Permanent First Mortgage Commencement; and
      iii.    Rental Achievement.

D. $38,050 upon the receipt of the tax return and audited financial statement for the year in which Breakeven occurs.

General Partners:                M. Riemer Calhoun

     Address:                    907 Polk Street
                                 P.O. Drawer 799
                                 Mansfield, LA 71052

         Telephone Number:           (318) 872-0286

                                 Community Support Programs, Inc.
         Address:                    3811 Gilbert Avenue
                                 Shreveport, LA 71104

Ownership Interest

                                  Normal Operations   Capital Transaction

A.  Managing G.P.:                          00.50%                  00.50%
B.  Fiscal G.P.:                            00.50%                   00.50%
C.  Investment L.P.:                        99.00%                   99.00%

Management Agent:                 Calhoun Property Management, Inc.

    Address:                         907 Polk Street
                                  P.O. Drawer 799
                                  Mansfield, LA 71052
    Telephone Number:                (318) 872-0286
    Amount of Fee:                   $35 per occupied unit/per month

Builder:                          Calhoun Builders, Inc.

    Address:                         907 Polk Street
                                  P.O. Drawer 799
                                  Mansfield, LA 71052
    Amount of Construction
 Contract:                        $1,200,000

    Builder's Overhead:              $40,200

Architect:                        Gaudet & Tolson, Ltd.

    Address:                         361 South Main Street
                                  Opelousas, LA 70570

    Amount of Fee:                   $25,000

 Auditor and Tax Return Preparer: Cole, Evans & Peterson

    Contact Person:                  William J. Cole

    Address:                         Fifth Floor, Travis Place
                                  P.O.Drawer 1768
                                  Shreveport, LA 71166-1768

    Telephone Number:                (318) 222-8367

Federal Taxpayer ID Number:       72-1312342

Operating Deficit Guaranty:       M. Riemer Calhoun, Jr.

                                  M. Riemer Calhoun, Jr., individually
                                  and on behalf of the Operating
                                  Partnership, shall be obligated to
                                  make Subordinated Loans to the
                                  Partnership to cover debt service,
                                  operating expenses and the Replacement
                                  Reserve Fund to the extent these exceed
                                  available income.

cc: Boston Capital Communications Limited Partnership
       Accounting Department


Exhibit B

Certificate of Operating Partnership,
Operating General Partners and Original
Limited Partner Re:  Lack of Disqualifications

    The Operating Partnership, its Operating General Partners and its
Original Limited Partner (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who
(1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of any Operating General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

         (1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any juris-diction, or which is the subject of a any refusal order or stop order there-under entered within five years prior to the date hereof;

         (2) Has been convicted of or pleaded nolo contendere to a misde-meanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involv-ing theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, em-bezzlement, obtaining money under false pretenses, larceny fraudulent con-version or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misde-meanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commo-dities, real estate, franchises, business opportunities, consumer goods or other goods and services;

         (3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securi-ties and Exchange Commission ("SEC"), the Commodities Futures Trading Commis-sion or the U.S. Postal Service, or to (b) any administrative order or judg-ment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

         (4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

         (5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a tempo-rary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United States Code;

         (6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities asso-ciation, or any self-regulatory organization registered pursuant to the Secu-rities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the fore-going, or prohibiting the transaction of business as a broker-dealer or agent;

         (7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circum-stances under which it was made false or misleading with respect to any mate-rial fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circum-stances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

         (8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

         (9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

         (10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been estab-lished procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

         (11) Is subject to a currently effective state administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a custo-mer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

         (12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

         (13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the Pennsyl-vania Act.

         (14) If the Operating Partnership is subject to the requirements of Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).